Exhibit 10.3

FIRST AMENDMENT TO

HCW BIOLOGICS INC.

2019 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors and stockholders of HCW Biologics Inc. (the “Company”) have adopted the HCW Biologics 2019 Equity Incentive Plan (the “Plan”);

WHEREAS, the Company has amended and restated its Certificate of Incorporation effective on or about June 7, 2019 (the “Restated Certificate”) to provide for the authorization of two classes of Common Stock, “Class A Common Stock” and “Class B Common Stock”;

WHEREAS, pursuant to the Restated Certificate, the holders of Class B Common Stock shall have two (2) votes per share on matters submitted to a vote of stockholders, but otherwise the holders of Class B Common Stock have the same rights and powers of, and rank equally to, share ratably with, and are identical in all respects and as to all matters to Class A Common Stock;

WHEREAS, the Company desires to amend the Plan to specify that Awards granted under the Plan will be made with respect to Class A Common Stock;

WHEREAS, the Company also desires to amend the plan to increase the number of shares issuable under the Plan to 3 million shares of Class A Common Stock; and

WHEREAS, Section 13 of the Plan permits the Company to amend the Plan from time to time, subject to certain limitations specified therein;

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of stockholders of the Plan as amended:

1. Amendment to Section 2 (Definitions).

The definition of “Common Stock” under Section 2 of the Plan is hereby amended in its entirety as follows:

“Common Stock” means, for purposes of the Plan and all Awards made hereunder, Class A Common Stock of the Company.

2. Amendment to Section 4 (Shares Subject to the Plan).

Section 4.1 is hereby amended in its entirety as follows:

“4.1 Subject to adjustment in accordance with Section 11, a total of 3,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan; provided that, no more than 3,000,000 shares of Common Stock may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.”

3. Continuation of Plan.

In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment to the 2019 Equity Incentive Plan as of June 7th, 2019.

HCW BIOLOGICS INC.

By:	/s/ Hing C. Wong
Name:	Hing C. Wong
Title:	CEO

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